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                                                                   EXHIBIT 1(f)


                                FIFTH AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                AIM FUNDS GROUP


         THIS FIFTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF AIM FUNDS GROUP (the "Amendment") is entered into the 12th day of June, 1997, among Charles T. Bauer, Bruce L. Crockett, Owen Daly II, Jack Fields, Carl Frischling, Robert H. Graham, John F. Kroeger, Lewis F. Pennock, Ian W. Robinson and Louis S. Sklar, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Funds Group entered into as of May 5, 1993, as amended (the "Agreement").

         WHEREAS, Section 9.7 of the Agreement authorizes the Trustees without Shareholder vote to amend or otherwise supplement the Agreement by making an amendment; and

         WHEREAS, at a meeting duly called and held on the 12th day of June, 1997, the Trustees have resolved to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, the Trustees hereby amend the Agreement as herein set forth below:

         1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         2. Section 2.3, as amended, is hereby further amended to read in full as follows:

         "Section 2.3. Establishment of Portfolios and Classes. The Trust shall be divided into nine Portfolios, the AIM Balanced Fund, the AIM Global Utilities Fund, the AIM Growth Fund, the AIM High Yield Fund, the AIM Income Fund, the AIM Intermediate Government Fund, the AIM Money Market Fund, the AIM Municipal Bond Fund, and the AIM Value Fund. With the exception of the AIM Money Market Fund, all of the eight other Portfolios shall have three Classes, the Class A Shares, the Class B Shares, and the Class C Shares. The AIM Money Market Fund shall have four Classes, the Class A Shares, the Class B Shares, the Class C Shares, and the AIM Cash Reserve Shares. The above Portfolios and their respective Classes as set forth in this Section 2.3 are collectively referred to as the "Portfolios." The establishment and designation of any other Portfolio or Class thereof, or, subject to Section 6.1 hereof, any change to the Portfolios, shall be effective upon the adoption by a majority of the then Trustees of a resolution which sets forth such establishment, designation or change."

         The foregoing shall not be construed to amend or replace Sections
2.3.1 and 2.3.2 of the Agreement.




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         3. New Section 9.9 is hereby added to read in full as follows:

         "Section 9.9. Shareholders' Right to Inspect Shareholder List. One or more persons who together and for at least six months have been Shareholders of at least five percent (5%) of the outstanding Shares of any Class may present to any officer or resident agent of the Trust a written request for a list of its Shareholders. Within twenty (20) days after such request is made, the Trust shall prepare and have available on file at its principal office a list verified under oath by one of its officers or its transfer agent or registrar which sets forth the name and address of each Shareholder and the number of Shares of each Class which the Shareholder holds. The rights provided for herein shall not extend to any person who is a beneficial owner but not also a record owner of Shares of the Trust."

         4. With the exception of the amendments in the preceding paragraphs 2 and 3 of this Amendment, the Agreement shall in all other respects remain in full force and effect.

         5. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.




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         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the
Trust, have executed this Fifth Amendment to Agreement and Declaration of Trust of AIM Funds Group as of the day first above written.




/s/ CHARLES T. BAUER                          /s/ BRUCE L. CROCKETT
---------------------------------             ---------------------------------
Charles T. Bauer, Trustee                     Bruce L. Crockett, Trustee


/s/ OWEN DALY II                              /s/ JACK FIELDS
---------------------------------             ---------------------------------
Owen Daly II, Trustee                         Jack Fields, Trustee


/s/ CARL FRISCHLING                           /s/ ROBERT H. GRAHAM
---------------------------------             ---------------------------------
Carl Frischling, Trustee                      Robert H. Graham, Trustee


/s/ JOHN F. KROEGER                           /s/ LEWIS F. PENNOCK
---------------------------------             ---------------------------------
John F. Kroeger, Trustee                      Lewis F. Pennock, Trustee


/s/ IAN W. ROBINSON                           /s/ LOUIS S. SKLAR
---------------------------------             ---------------------------------
Ian W. Robinson, Trustee                      Louis S. Sklar, Trustee




                        [THIS IS THE SIGNATURE PAGE FOR
           THE FIFTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                              OF AIM FUNDS GROUP]